CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 68 to Registration Statement No. 002-80751 on Form N-1A of our reports as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Metropolitan Series Fund (the “Fund”), appearing in the Annual Reports on Form N-CSR of the Fund, for the year ended December 31, 2012.

Name of Portfolio	Report Date
Baillie Gifford International Stock Portfolio	2/20/2012
Barclays Capital Aggregate Bond Index Portfolio	2/25/2012
Frontier Mid Cap Growth Portfolio	2/20/2012
BlackRock Bond Income Portfolio	2/25/2012
BlackRock Diversified Portfolio	2/25/2012
BlackRock Large Cap Value Portfolio	2/20/2012
BlackRock Capital Appreciation Portfolio (formerly, BlackRock Legacy Large Cap Growth Portfolio)	2/20/2012
BlackRock Money Market Portfolio	2/25/2012
Davis Venture Value Portfolio	2/20/2012
Jennison Growth Portfolio	2/20/2012
Loomis Sayles Small Cap Core Portfolio	2/20/2012
Loomis Sayles Small Cap Growth Portfolio	2/20/2012
Met/Artisan Mid Cap Value Portfolio	2/20/2012
Met/Dimensional International Small Company Portfolio	2/25/2012
MetLife Conservative Allocation Portfolio	2/25/2012
MetLife Conservative to Moderate Allocation Portfolio	2/25/2012
MetLife Mid Cap Stock Index Portfolio	2/25/2012
MetLife Moderate Allocation Portfolio	2/25/2012
MetLife Moderate to Aggressive Allocation Portfolio	2/25/2012
MetLife Stock Index Portfolio	2/25/2012
MFS® Total Return Portfolio	2/25/2012
MFS® Value Portfolio	2/20/2012
MSCI EAFE® Index Portfolio	2/25/2012
Neuberger Berman Genesis Portfolio	2/20/2012
Russell 2000® Index Portfolio	2/25/2012
T. Rowe Price Large Cap Growth Portfolio	2/20/2012
T. Rowe Price Small Cap Growth Portfolio	2/20/2012
Van Eck Global Natural Resources Portfolio	2/20/2012
Western Asset Management Strategic Bond Opportunities Portfolio	2/25/2012
Western Asset Management U.S. Government Portfolio	2/25/2012

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 24, 2013